Exhibit 4.2
SUPPLEMENTAL INDENTURE IN RESPECT OF NOTE GUARANTEE
     SUPPLEMENTAL INDENTURE, dated as of March 10, 2008 (this “Supplemental Indenture”), among Altivity Packaging, LLC, Battle Creek Properties, LLC, Bluegrass Container Canada Holdings, LLC, Bluegrass Container Holdings, LLC, Bluegrass Flexible Packaging Company, LLC, Bluegrass Folding Carton Company, LLC, Bluegrass Labels Company, LLC, Bluegrass Mills Holdings Company, LLC, Bluegrass Multiwall Bag Company, LLC, Bluegrass SLC Corp., FCC Real Estate, LLC, FHI Properties, LLC, Field Container Company, L.P., Field Container Management Company, LLC, Field Container Management, LLC, Field Container Queretaro (USA), L.L.C., Handschy Holdings, LLC, Handschy Industries, LLC, Marion Properties, LLC, MCP Management, LLC, Michigan Paperboard, L.P., Pekin Paperboard Company, L.P., Pekin Paperboard Management, LLC, Pekin Properties, LLC, Riverdale Industries, LLC, Tuscaloosa Properties, LLC and West Monroe Properties, LLC (all of the preceding, collectively the “Subsidiary Guarantors”), Graphic Packaging Holding Company, a corporation duly organized and existing under the laws of the State of Delaware (the “New Parent Guarantor”, and together with the Subsidiary Guarantors, each a “New Note Guarantor” and collectively the “New Note Guarantors”), Graphic Packaging International, Inc., a corporation duly organized and existing under the laws of the State of Delaware (together with its respective successors and assigns, the “Company”), Graphic Packaging Corporation and Wells Fargo Bank, National Association, successor by merger to Wells Fargo Bank Minnesota, National Association, as Trustee under the Indenture referred to below.
WITNESSETH:
     WHEREAS, the Company, any Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of August 8, 2003 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 8.50% Senior Notes due 2011 of the Company (the “Notes”);
     WHEREAS, Section 1308 of the Indenture provides that the Company is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall guarantee the Company’s Guaranteed Note Obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein and in Article Thirteen of the Indenture;
     WHEREAS, the Company also desires to cause the New Parent Guarantor to join in such supplemental indenture pursuant to which the New Parent Guarantor shall guarantee the Company’s Guaranteed Note Obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein and in Article Thirteen of the Indenture;
     WHEREAS, each New Note Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Note Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Note Guarantor has guaranteed, and on such Note Guarantor’s access to working capital through the Company’s access to revolving credit borrowings under the Senior Credit Agreement; and
     WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Note Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:
     1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     2. Agreement to Guarantee. Each New Note Guarantor hereby agrees, jointly and severally with all other New Note Guarantors and fully and unconditionally, to guarantee the Guaranteed Note Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article Thirteen of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Note Guarantor. The New Parent Guarantor shall be deemed to be a “Parent Guarantor” as defined in the Indenture.
     3. Termination, Release and Discharge. Each New Note Guarantor’s Note Guarantee shall terminate and be of no further force or effect, and each New Note Guarantor shall be released and discharged from all obligations in respect of such Note Guarantee, as and when provided in Section 1303 of the Indenture.
     4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each New Note Guarantor’s Note Guarantee or any provision contained herein or in Article Thirteen of the Indenture.
     5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.
     6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental

Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.
     7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
     8. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GRAPHIC PACKAGING INTERNATIONAL, INC.
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial Officer

GRAPHIC PACKAGING CORPORATION, as Existing Guarantor
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial Officer

(Signatures Continued on Next Page)

ALTIVITY PACKAGING, LLC
BATTLE CREEK PROPERTIES, LLC
BLUEGRASS CONTAINER CANADA HOLDINGS, LLC
BLUEGRASS CONTAINER HOLDINGS, LLC
BLUEGRASS FLEXIBLE PACKAGING COMPANY, LLC
BLUEGRASS FOLDING CARTON COMPANY, LLC
BLUEGRASS LABELS COMPANY, LLC
BLUEGRASS MILLS HOLDINGS COMPANY, LLC
BLUEGRASS MULTIWALL BAG COMPANY, LLC
BLUEGRASS SLC CORP.
FCC REAL ESTATE, LLC
FHI PROPERTIES, LLC
FIELD CONTAINER COMPANY, L.P.
FIELD CONTAINER MANAGEMENT COMPANY, LLC
FIELD CONTAINER MANAGEMENT, LLC
FIELD CONTAINER QUERETARO (USA), L.L.C.
HANDSCHY HOLDINGS, LLC
HANDSCHY INDUSTRIES, LLC
MARION PROPERTIES, LLC
MCP MANAGEMENT, LLC
MICHIGAN PAPERBOARD, L.P
PEKIN PAPERBOARD COMPANY, L.P
PEKIN PAPERBOARD MANAGEMENT, LLC
PEKIN PROPERTIES, LLC
RIVERDALE INDUSTRIES, LLC
TUSCALOOSA PROPERTIES, LLC
WEST MONROE PROPERTIES, LLC,
each as a Subsidiary Guarantor

By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial Officer

(Signatures Continued on Next Page)

GRAPHIC PACKAGING HOLDING COMPANY as a Parent Guarantor
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial Officer

(Signatures Continued on Next Page)

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President